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EXHIBIT 10.44
                              INTERCREDITOR AGREEMENT

          This Intercreditor Agreement dated as of this 19th day of August, 1999, is made by and between DGJ, L.L.C., a Delaware limited liability company ("Creditor"), with an address at 600 Central Avenue, Suite 262, Highland Park, IL 60062 and LASALLE BUSINESS CREDIT, INC. ("LaSalle"), with an address at 135 South LaSalle Street, Suite 400, Chicago, IL 60603.

                               PRELIMINARY STATEMENT

          A. BPI PACKAGING TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), has heretofore, now or may hereafter enter into certain financing arrangements with LaSalle pursuant to a Loan and Security Agreement dated as of August 19, 1999 (as it may be amended from time to time, the "LaSalle Loan Agreement") between Borrower and LaSalle in connection with which LaSalle has made or may now or from time to time hereafter make loans and other extensions of credit to Borrower for working capital purposes. Capitalized terms used herein without definition shall have the meanings given in the LaSalle Loan Agreement. The financing arrangements and extensions of credit made by LaSalle under the LaSalle Loan Agreement, as well as any and all other indebtedness now or at any time or times hereafter owing by Borrower to LaSalle, whether under the Loan Agreement or otherwise, and whether such indebtedness is absolute or contingent, direct or indirect and however so evidenced, including without limitation all interest thereon (including interest accrued subsequent to the commencement of any Bankruptcy Proceeding (as defined below)), are collectively referred to as the "LaSalle Loans." The LaSalle Loan Agreement, together with all documents, instruments and agreements executed and delivered in connection therewith or contemplated thereby, as the same may be amended, modified or supplemented from time to time, are hereinafter referred to as the "LaSalle Agreements." The LaSalle Loans are or will be secured by a security interest in and lien on substantially all of the personal property of Borrower, whether now existing or hereafter arising and wheresoever located, including, without limitation, all accounts, chattel paper, deposit accounts, documents, equipment, fixtures, general intangibles, instruments, and inventory, together with all proceeds of any and all of the foregoing (including insurance proceeds), all as more fully set forth in the LaSalle Loan Agreement (all of such collateral being hereinafter referred to as the "Collateral").

          B. Creditor has provided, or will provide, certain financing to Borrower pursuant to that certain Secured Promissory Note dated August 19, 1999 (the "Creditor Note") in the original principal amount of $4,773,584.88 made by Borrower and payable to Creditor. The indebtedness evidenced by the Creditor Note is referred to as the "Creditor Term Loan."

          C. Creditor is also leasing certain equipment to Borrower for use in Borrower's business conducted at 455 Somerset Avenue, North Dighton, Massachusetts 02764 (the "Facility") under an Equipment Lease dated January 27, 1999, as amended on August 19, 1999 (as so amended, the "Equipment Lease") between Borrower and Creditor. All of Borrower's "equipment," as such term is defined in the Uniform Commercial Code as in effect in the State of Illinois (the "UCC"), whether now owned or hereafter acquired, together with all proceeds thereof is hereinafter referred to as the "Creditor Equipment." The term "Creditor Equipment," as used herein, also includes all equipment and fixtures subject to the Equipment Lease, and proceeds thereof. That portion of the Creditor Equipment which is not leased to Borrower under the Equipment Lease is hereinafter referred to as the "Borrower-Owned Equipment." The Creditor Term Loan and the obligations of Borrower under the Equipment Lease, as well as any and all other indebtedness now or at any time or times hereafter owing by Borrower to Creditor, whether such indebtedness is absolute or contingent, direct or indirect and however so evidenced, including without limitation all interest thereon (including interest accrued subsequent to the commencement of any Bankruptcy Proceeding (as defined below)), are collectively referred to as the "Creditor Loans." The Creditor Note, the Equipment Lease, and all of the documents, instruments and agreements executed and delivered in connection therewith or contemplated


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thereby, as the same may be amended, modified or supplemented from time to time, are hereafter referred to as the "Creditor Agreements."

          D. As collateral for the Creditor Loans, Creditor received a security interest in and lien on substantially all of the assets of Borrower, including, without limitation, the Creditor Equipment, and all proceeds of the foregoing, and all replacements and substitutions of the foregoing purchased with the proceeds of the foregoing.

          E. As a condition to making the LaSalle Loans, LaSalle requires that Creditor subordinate its debts and its liens on all of the assets of Borrower, other than the Creditor Equipment, and that Creditor agree to restrictions and limitations on its rights as a secured creditor and/or lessor under the Equipment Lease with respect to Borrower, the Collateral and the Creditor Equipment, and with respect to any action, whether judicial or nonjudicial, to repossess, collect, set off, give notification to third parties with respect to, sell, dispose of, foreclose on, give notice of sale, disposition or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, the Collateral, the Creditor Equipment, the Equipment Lease or the Creditor Loans (any and all of the foregoing being hereinafter referred to as an "Enforcement Action"), all as set forth in this Intercreditor Agreement.

          NOW, THEREFORE the parties hereby certify, covenant and agree as follows:

          1. LIEN SUBORDINATION BY CREDITOR. Notwithstanding: (a) the time, order, manner or method of creation, attachment or perfection of the respective security interests and/or liens granted to Creditor and LaSalle in or on any or all of the property or assets of Borrower; (b) the time or manner of filing of their respective financing statements; (c) whether Creditor or LaSalle or any agent or bailee of either of them holds possession of any or all of the property or assets of the Company; (d) the dating, execution or delivery of any agreement, document or instrument granting Creditor or LaSalle security interests in or on any or all of the assets of property of Borrower; (e) any provision of the Uniform Commercial Code or any other applicable law to the contrary, Creditor and LaSalle hereby stipulate and agree to the following allocation of priorities of security interests in the assets and property of the Company:

               (A) LaSalle shall have a first, senior and prior security interest in and lien on the Collateral other than the Creditor Equipment, and a second and subordinate security interest in the Borrower-Owned Equipment junior only to that of Creditor; and

               (B) Creditor shall have a first, senior and prior security interest in and lien on the Creditor Equipment, and a second and subordinate security interest in the Collateral other than the Creditor Equipment junior only to that of LaSalle.

Concurrently with the execution of this Agreement and at LaSalle's request, made at any time, Creditor will provide to LaSalle such statements of amendment, partial release or other appropriate documents which LaSalle shall deem reasonably necessary to give effect to Creditor's subordination of its security interests in the Collateral. In the event Creditor receives from Borrower any security for the Creditor Loans other than the Creditor Equipment, which security interest is senior or prior to that of LaSalle, Creditor agrees that such security interest shall by virtue of this Agreement and without further action, be junior and subordinate to that of LaSalle. LaSalle and Creditor understand and agree that the lien priorities stated in this Agreement shall continue during any Bankruptcy Proceeding.

          2. PROCEEDS. The order of priority of liens set forth in this Agreement shall also apply to all proceeds of the Collateral, including, without limitation, any insurance proceeds payable in the event of loss of, or damage to, the Collateral. Any loss payable under any property or casualty insurance policy relating to the Collateral other than the Creditor Equipment shall be made payable solely to LaSalle, and if such insurance proceeds payable in respect of the Collateral other than the Creditor Equipment are received by Creditor, all such funds shall be held in trust for LaSalle by Creditor and shall be paid over to LaSalle immediately upon demand therefor. Creditor irrevocably constitutes and appoints LaSalle as its true and lawful attorney and agent in fact for the purpose of making, settling and adjusting any claim under any such policy, and for making all determinations and decisions with respect to any such policy. Any insurance proceeds payable in the event of loss of, or damage to, the Creditor Equipment shall be made payable solely to Creditor, and if such insurance proceeds payable in respect of the Creditor Equipment are received by LaSalle, such funds shall be held in trust for Creditor by LaSalle and shall be paid over to Creditor


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immediately upon demand therefor.  In the event either LaSalle or Creditor collect and receive any insurance proceeds in excess of the amounts necessary to discharge in full the obligations secured thereby, such parties shall turn over such excess to the other party (for application on such other party's second priority secured claims) to the full extent consistent with applicable law and any other obligation to which they are subject.

          3. PAYMENT ON SUBORDINATED DEBT. Except to the extent set forth below, Creditor shall not accept, and understands that Borrower may not make, any payments on any Creditor Loans unless: (A) no Default or Event of Default under the LaSalle Loan Agreement shall have occurred and be continuing, (B) Borrower shall have Excess Availability (as defined in the LaSalle Loan Agreement) in an amount not less than Three Hundred Thousand and no/100 Dollars ($300,000.00) after taking into account the payment then proposed to be made on the Creditor Loans, and (C) the Borrower's required Consolidated Tangible Net Worth, as determined under the LaSalle Loan Agreement, shall be not less than the amount then required both as of the date of, and after giving effect to, the proposed payment; PROVIDED, HOWEVER, that Borrower may make regularly scheduled, current payments under the Equipment Lease unless and until LaSalle shall have given Creditor notice of an Event of Default under paragraph 16(a) of the LaSalle Loan Agreement (i.e., default with respect to payment of the Liabilities owed to LaSalle), but Borrower may not pay any amount under the Equipment Lease which was past due or delinquent as of the date of the initial funding of the Revolving Loan unless all of the foregoing conditions are satisfied. This paragraph 3 shall not be construed to prohibit payments on Creditor Loans made with the proceeds of recoveries under Enforcement Actions initiated by Creditor in accordance with the terms of this Intercreditor Agreement, including but not limited to the following, all to the extent consistent with the other restrictions contained in this Intercreditor Agreement:

               (a)  payments on Creditor's claims in bankruptcy proceedings;

               (b) payments made in the form of turn-over of Creditor Equipment, such as by repossession or recovery of leased equipment, strict foreclosure or deed in lieu of foreclosure;

               (c) payments made pursuant to foreclosure sales of Creditor Equipment; and

               (d) other payments made in exchange for Creditor's release of its security interest in Creditor Equipment.

          4. LIMITATIONS ON ENFORCEMENT ACTIONS. Prior to payment in full of the LaSalle Loans, and notwithstanding any term or provision of the documents evidencing or securing the Creditor Loans, Creditor shall not, without the prior written consent of LaSalle, which may be withheld by LaSalle in its sole and absolute discretion, take any Enforcement Action; provided, however, that:

               (a) If a default shall occur under the Creditor Agreements, then Creditor may commence an Enforcement Action against the Creditor Equipment provided that Creditor shall have given to LaSalle at least one hundred eighty (180) days' prior written notice of such default; provided, that if Borrower or LaSalle cures such default within that one hundred eighty-day period, Creditor shall cease and desist from further pursuit of the Enforcement Action;

               (b) In addition to the circumstances described in paragraph 4(a), above, at any time after LaSalle shall have taken any Enforcement Action against the Collateral or shall have accelerated the maturity of all of the Liabilities under the LaSalle Loan Agreement, then Creditor may commence an Enforcement Action under the Creditor Agreements, subject, however, to the following limitations: (I) Any Enforcement Action by Creditor shall be limited to remedies against the Creditor Equipment, and Creditor acknowledges, understands and agrees that it shall not take any Enforcement Action against any of the Collateral other than the Creditor Equipment unless and until all of the Liabilities owed to LaSalle under the LaSalle Agreements have been paid in full; and (II) LaSalle shall have the sole right to control all aspects of liquidation of the Collateral, other than the Creditor Equipment, and the disposition of all proceeds thereof;


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               (c)  In the event Borrower or any successor or assign of
                    Borrower defaults on its obligations to LaSalle and, as a result, LaSalle undertakes to enforce its security interests in and liens on the Collateral, other than the Creditor Equipment, Creditor agrees that it will not hinder, delay or otherwise prevent LaSalle from taking any and all action to the extent permitted under law which LaSalle deems necessary to enforce its security interests and liens and to realize thereon;

               (d) To the extent consistent with the terms of this Intercreditor Agreement, in the event Borrower or any successor or assign of Borrower defaults on its obligations to Creditor and, as a result, Creditor undertakes to enforce its security interest, lease and/or liens on the Creditor Equipment, LaSalle agrees that it will not hinder, delay or otherwise prevent Creditor from taking any and all action to the extent permitted under the law which Creditor deems necessary to enforce its security interest and liens and to realize thereon; and

               (e) Prior to each of Creditor's and LaSalle's commencement of any Enforcement Action or acceleration of any obligation owned by Borrower to it, LaSalle and Creditor shall give written notice to the other party of its intention to commence such Enforcement Action or to declare such acceleration.

          5. CREDITOR DEBT; ADDITIONAL ADVANCES. The principal of the Creditor Note is $4,773,584.88. There are no past-due payments under the Equipment Lease, except for the sum of $1,573,584.88, which represents such past-due amounts and is included as part of the principal balance of the Creditor Note. LaSalle and Creditor agree that Creditor may make further advances which would be secured by a first and prior lien on the Creditor Equipment and a junior and subordinate lien on the Collateral other than the Creditor Equipment, with all such additional advances deemed part of the Creditor Loans and subject to the terms and conditions of this Agreement; provided, however, that all such loans and advances are made for the purpose of purchasing additional equipment, and shall not exceed the annual aggregate limit placed on Borrower's capital expenditures (including the sublimit on the amount of capital expenditures financed) in Section 14(n) of the LaSalle Loan Agreement.

          6. DEBT SUBORDINATION IN BANKRUPTCY PROCEEDINGS. In the event of any liquidation, bankruptcy, arrangement, receivership, assignment, reorganization or dissolution proceedings, whether filed by or against Borrower (any of the foregoing being referred to as a "Bankruptcy Proceeding"), and the proceeds of Creditor's Collateral are insufficient to pay in full the Creditor Term Loan, Creditor irrevocably agrees that any portion of the Creditor Term Loan that is an unsecured claim in any Bankruptcy Proceeding shall be junior and subordinate to any portion of the LaSalle Loans that is an unsecured claim in such Bankruptcy Proceeding, and Creditor hereby irrevocably authorizes LaSalle to collect, receive, enforce and accept any and all sums or distributions of any kind that may become due, payable or distributable on or in respect of the Creditor Term Loan, whether paid directly by Borrower or paid or distributed in any Bankruptcy Proceeding or otherwise, for application to the LaSalle Loans. After all of the LaSalle Loans shall have been paid in full, and until the Creditor Term Loan is paid in full, with respect to the Creditor Term Loan, Creditor shall be subrogated to the rights of LaSalle to receive distributions applicable to the LaSalle Loans to the extent that distributions otherwise payable to Creditor with respect to the Creditor Term Loan have been applied to the payment of the LaSalle Loans. A distribution made under this Section 6 for application to the LaSalle Loans which otherwise would have been made to Creditor with respect to the Creditor Term Loan is not, as between Creditor and Borrower, a payment by Borrower on the LaSalle Loans.

          7. PAYMENTS IN BREACH OF AGREEMENT. Creditor and LaSalle each agree to receive and hold in trust for and promptly turn over to the other, in the form received (except for the indorsement or assignment where necessary), any sums at any time paid to, or received by, either of them in violation of the terms of this Agreement and to reimburse each other for all costs, including reasonable attorney's fees, incurred by the other in the course of collecting said sums should the party having received the same fail to voluntarily turn the same over to the other as herein required. If either Creditor or LaSalle fail to indorse or assign any items of payment wrongfully received by either of them, as the case may be, Creditor and LaSalle hereby irrevocably make, constitute and appoint each other (and all persons designated by either of them for that purpose) as its true and lawful attorney and agent-in-fact, to make such indorsement or assignment in the other's name.


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          8.   WAIVER OF MARSHALING.  In the event that the LaSalle Loans are, or hereafter become, secured by property, instruments, documents or agreements other than the Creditor Equipment, including, without limitation, any guaranty of the LaSalle Loans by any person, Creditor agrees that LaSalle shall have no obligation to marshal such other property, instruments, documents, agreements, or guaranties before enforcing its rights against the Collateral or its rights herein as against Creditor. In the event that the Creditor Loans are, or hereafter become, secured by property, instruments, documents or agreements, including, without limitation, any guaranty of the Creditor Loans by any person, LaSalle agrees that Creditor shall have no obligation to marshal such other property, instruments, documents, agreements, or guaranties before enforcing its rights against the Collateral or its rights herein as against LaSalle.

          9. NO CONTEST OF LIENS. Neither LaSalle nor Creditor shall contest the validity, perfection of enforceability of any lien or security interest granted to the other by Borrower, if any, and each party agrees to reasonably cooperate in the defense of any action contesting the validity, perfection or enforceability of such liens or security interests. Nothing in this Agreement shall be construed as in any way limiting a party's right to enforce the order of priorities of liens and debts set forth herein as against any person.

          10. AMENDMENTS TO CREDITOR AGREEMENTS. Except for amendments to the Creditor Agreements to reflect additional advances permitted under
Section 5 of this Agreement, and except for increases in rates of interest on certain Creditor Loans as permitted under a letter agreement of even date herewith between Creditor and LaSalle, Creditor agrees that it shall not modify or amend any agreement, instrument or document evidencing the Creditor Loans without prior written notice to LaSalle; and agrees that it shall not modify or amend any agreement, instrument or document securing the Creditor Loans without the prior written consent of LaSalle.

          11. SUBORDINATION NOT AFFECTED BY CREDITOR AGREEMENTS. Nothing in this Agreement shall be construed as affecting or in any way limiting the extension of new or additional financial accommodation by LaSalle to Borrower, all of which shall constitute and be deemed part of the LaSalle Loans and be entitled to the benefits and priorities afforded under this Agreement. The subordinations effected, and the rights created, hereby shall not be affected by (a) any amendment of, or any addition of or supplement to, any LaSalle Agreement, (b) any exercise or non-exercise of any right, power, or remedy under or in respect of the LaSalle Loans or any instrument, document or agreement relating thereto, (c) the release, sale, exchange or surrender, in whole or in part, of any part of the Collateral or any additional collateral to which LaSalle may become entitled, (d) any release of any guarantor of the LaSalle Loans or any security for any such guaranty, or (e) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of the LaSalle Loans or any LaSalle Agreement, regardless of whether or not Creditor or Borrower shall have had notice or knowledge thereof, and regardless of whether Creditor or Borrower shall have consented or objected thereto. Any provision of any Creditor Agreement purporting to limit or restrict in any way Borrower's ability to enter into any agreement with LaSalle or to amend or modify any LaSalle Agreement, shall be deemed void and of no force or effect unless and until the Liabilities have been repaid in full to LaSalle and LaSalle has no further obligation to make advances under the LaSalle Agreements.

          12. BORROWER INFORMATION. Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and of all other circumstances bearing upon the risk of nonpayment of the LaSalle Loans and the Creditor Loans that diligent inquiry would reveal, and Creditor hereby agrees that LaSalle shall have no duty to advise Creditor of information known to LaSalle regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If LaSalle, in its sole discretion, undertakes, at any time or from time to time, to provide any information of the type described herein to Creditor, LaSalle shall be under no obligation to subsequently update any such information or to provide any such information to Creditor on any subsequent occasion.

          13. FORUM; JURIES. To induce LaSalle to accept this Agreement, Creditor irrevocably agrees that, subject to LaSalle's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. CREDITOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE


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OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE.  Creditor hereby irrevocably agrees that service of legal process may be made to it, as DGJ, L.L.C., at the address specified in Section 14 below. Creditor agrees that service of such process upon such person shall constitute personal service of such process upon Creditor. CREDITOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST CREDITOR BY LASALLE IN ACCORDANCE WITH THIS PARAGRAPH.

          CREDITOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.

          14. NOTICE. For purposes of this paragraph, any notice required or desired to be served, given or delivered hereunder shall be in writing (including facsimile transmission), and shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below (b) in the case of mailed notice, five (5) days after deposit in the United States mails, with proper postage for certified mail, return receipt requested, prepaid, or in the case of notice by Federal Express or other reputable overnight courier service, one (1) business day after delivery to such courier service, and (c) in the case of facsimile transmission, upon transmission with confirmation of receipt, in any such case addressed to the party to be notified as follows:

                    (i)  If to the LaSalle at:
                         LaSalle Business Credit, Inc.
                         135 South LaSalle Street
                         Chicago, Illinois   60603-4105
                         Attention:  Michael B. Carsella, Esq.
                         Facsimile Number: (312) 904-7828

                         With a copy to:
                         Dykema Gossett PLLC
                         55 East Monroe Street
                         Suite 3050
                         Attention:  Paul G. Neilan
                         Facsimile Number:(312) 551-4919

                    (ii) If to Creditor:
                         DGJ, L.L.C.
                         600 Central Avenue
                         Suite 262
                         Attention: Gary Edidin
                         Facsimile Number: (847) 509-1150

                         With a copy to:
                         Holleb & Coff
                         55 East Monroe Street
                         Suite 4100
                         Attention:  Mark E. Glennon
                         Facsimile Number: (312) 807-3900

or to such other address as each party designates to the other in the manner herein prescribed.

          15. SUCCESSORS, ASSIGNS, ETC. This Intercreditor Agreement shall be binding on the parties hereto and their successors and assigns. Creditor and LaSalle agree that they will, at the request of the other, enter into an agreement, in the form of this Intercreditor Agreement, MUTATIS MUTANDIS, with another lender in the event the obligations of Borrower or any successor or assign of Borrower are refinanced by such lender.


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          16.  GOVERNING LAW.  This Intercreditor Agreement shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of Illinois without giving effect to conflicts of law principles thereunder.

          IN WITNESS WHEREOF, Creditor has executed this Intercreditor Agreement as of the date first above written.

LASALLE BUSINESS CREDIT, INC.           DGJ, L.L.C.

By: /s/ William A. Stapel               By:  /s/ Gary R. Edidin
    ---------------------                    ----------------------
    Its: F.V.P.                              Its: President


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                                 BORROWER'S CONSENT

          Borrower hereby consents to the foregoing Intercreditor Agreement (and the terms thereof) and agrees to abide thereby and to keep, observe and perform the several matters and things therein intended to be kept, observed and performed by it, and specifically agrees not to make any payments contrary to the terms of said Agreement.

          A breach of any of the terms and conditions of this consent shall constitute an "Event of Default" under the Loan and Security Agreement dated August 19, 1999 between Borrower and Bank.


                                 BORROWER:

                                 BPI PACKAGING TECHNOLOGIES, INC.


                                 By:     /s/ James F. Koehlinger
                                         ---------------------------
                                 Title:  Chief Financial Officer
                                         ---------------------------